UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

November 27, 2007

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Capital One Financial Corporation (the “Company”) announced today organizational changes among its senior executives. Dave Lawson, President of the Company’s Auto Finance business, has announced his decision to retire effective April 30, 2008. In addition, Larry Klane, who has been nominated by President Bush to become a member of the Federal Reserve Board of Governors, has decided to step aside from his current day-to-day responsibilities as President of the Company’s Global Financial Services business in order to continue to pursue this nomination. Mr. Klane will continue to oversee the UK businesses through March 1, 2008 to ensure a smooth leadership transition.

In connection with these changes, the Company also has announced additional executive changes that will become effective December 1, 2007.

Mr. Jory Berson, currently President of the US Card business, will lead a newly formed Financial Services line of business, which will include Auto Finance, Small Business Solutions, Payments, Installment Loans, and Point of Sale. During his 15 years with the Company, Mr. Berson has worked in virtually every area of the US Card business in increasingly more senior roles, including leading the US Card business for the past 18 months.

Mr. Sanjiv Yajnik, currently an Executive Vice President in Europe, will become President of the Auto Finance business and report to Mr. Berson while working with Mr. Lawson to ensure a smooth transition. Mr. Yajnik has been with the Company for nine years, and over the past several years he has led the Company’s UK business. Prior to joining the UK team, Mr. Yajnik built the Company’s Small Business Solutions card business and led the Canadian card business.

Mr. Ryan Schneider, currently Executive Vice President of the Auto Finance business, will lead the newly formed Card line of business, and will become a member of the Company’s executive committee. Mr. Schneider ultimately will be responsible for all consumer credit card lines of business, including US Card, the UK and Canada. Before moving to Auto Finance, Mr. Schneider led the US Card Upmarket team. Mr. Schneider has been with the Company for six years. Before joining the Company, he was a partner at McKinsey & Co.

Mr. Srini Gopalan, currently Senior Vice President of the UK card business, will head the UK business. Mr. Gopalan will report to Mr. Klane through March 1, 2008, at which time he will begin reporting to Mr. Schneider. During his tenure with the Company, Mr. Gopalan has worked in several areas of the UK Card business, including most recently as head of UK Card.

The Company’s reportable segments for financial reporting purposes—National Lending and Local Banking—will not be affected by these changes in the executive team.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: November 27, 2007	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel & Corporate Secretary

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